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                                                                  Exhibit 10.3

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made on August 11, 1998 by and between GIBSON GREETINGS, INC., a Delaware corporation (the "Corporation"), and FRANK J. O'CONNELL ("Executive").

                                  WITNESSETH:

         WHEREAS, the Corporation desires to assure itself of the continued services of Executive, and Executive is willing to make his services available to the Corporation on the terms and conditions set forth below;

         WHEREAS, except as expressly set forth herein below, this Agreement supersedes the Employment Agreement dated as of August 25, 1996, by and between the Corporation and the Executive (the "Predecessor Agreement").

         NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, IT IS AGREED:

         1. EMPLOYMENT. The Corporation hereby employs Executive, and Executive hereby accepts employment with the Corporation, on the terms and conditions set forth in this Agreement.

         2. TERM. The Term of Executive's employment hereunder shall commence as of the date hereof. Unless sooner terminated pursuant to Paragraph 6 hereof, Executive's employment hereunder shall continue until December 31, 2002 (the "Term"), which Term shall renew automatically from year to year thereafter (each such year hereinafter referred to as a "Renewal Term") unless notice of an intention not to renew is given by either party to the other at least six
(6) months before the end of the Term or any Renewal Term, in which event Executive's employment shall cease as of the end of such Term or Renewal Term, as applicable.

         3. DUTIES. Executive shall continue to serve as, and have the duties and responsibilities of, the Chairman, President and Chief Executive Officer of the Corporation and will, under the direction of the Board of Directors of the Corporation (the "Board"), devote substantially all of his working time and effort to the performance of the duties of such offices provided, however, that nothing herein shall prohibit Executive from participating in charitable and other activities described in a letter to the Corporation delivered prior hereto.

         4. COMPENSATION. Executive's compensation for the services performed under this Agreement shall be as follows:

                  (a) BASE SALARY. Executive shall receive a base salary of Five Hundred Thousand ($500,000) Dollars per year (the "Base Salary"), effective August 1, 1998 and

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payable in regular semimonthly installments, which Base Salary shall be reviewed by the Board in August of each year beginning with 1999 for possible increases.

                  (b) INCENTIVE COMPENSATION. In addition to Base Salary, Executive shall earn incentive compensation ("Incentive Compensation") for fiscal year 1998 and each fiscal year thereafter during the Term or any Renewal Term of this Agreement (provided Executive has served as Chairman, President or Chief Executive Officer for part or all of such fiscal year), to be paid on or before each April 1 of the succeeding fiscal year, in an amount equal to up to 200% of the Base Salary in effect for such fiscal year, based upon (1) the percentage increase in the Corporation's operating income for such fiscal year (on a consolidated basis using generally accepted accounting principles consistently applied) and (2) the percentage increase in the Corporation's revenue for such fiscal year, in accordance with the terms set forth in Appendix A attached hereto. Nothing herein shall prohibit the Board from granting in its discretion additional Incentive Compensation to Executive.

                  (c) NEW STOCK OPTION. On the date hereof, Executive shall be granted a non-qualified stock option (the "Stock Option") to purchase an aggregate of 500,000 shares of common stock of the Corporation, par value $.01 per share (the "Common Stock"), to be issued under, and pursuant to the terms of, the Corporation's 1991 Stock Incentive Plan (the "Stock Plan"). The Stock Option granted hereby will have the following exercise schedule and exercise prices:

                           (1)  166,667 shares of Common Stock will be
exercisable from and after the date hereof at the market price for Common Shares as of the close of trading on the date hereof;

                           (2)  166,666 shares of Common Stock to vest on
April 15, 1999 and to be exercisable from and after such date at $28.00 per share; and

                           (3)  166,667 shares of Common Stock to vest on
April 15, 2000 and to be exercisable from and after such date at $30.00 per share.

         The Stock Option shall expire ten (10) years from the date hereof, subject to the other terms and conditions of the applicable Stock Option Agreement and Stock Plan.

         Notwithstanding the foregoing, all unvested portions of the Stock Option will vest at the applicable exercise price if there is a Change in Control (as defined in Paragraph 7 below) or the average closing price for any period of 20 consecutive trading days equals or exceeds $35.

                  (d) EXISTING STOCK OPTIONS. Any and all stock options granted to the Executive by the Corporation pursuant to Paragraph 4(c) of the Predecessor Agreement shall continue and remain in effect in accordance with the terms and conditions of the grants




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("Existing Stock Options"), except that the Corporation immediately shall amend the grants of the Existing Stock Options to provide:

                    (1) Executive may use "mature" shares to pay part or all of the exercise price of Existing Stock Options;

                    (2) Executive may transfer all or part of the Existing Stock Options to designated family members, trusts for the benefit of family members, or family partnerships; and

                    (3) For vesting and exercisability in accordance with Paragraphs 6(a)(2), 6(b)(2), 6(d)(2), 6(e)(2) and 6(f)(2).

         5.    FRINGE BENEFITS.

              (a) VACATION. Executive shall be entitled to four (4) weeks of paid vacation annually.

              (b) CLUB MEMBERSHIPS. The Corporation shall pay all of Executive's dues (including initiation dues) and membership assessments for such club or clubs which membership(s) are determined by the Board to be useful in connection with Executive's duties on behalf of the Corporation. The Corporation also shall reimburse Executive for all expenses incurred by Executive at such clubs on behalf of the Corporation.

              (c) REIMBURSEMENT FOR REASONABLE BUSINESS EXPENSES. The Corporation shall reimburse Executive for reasonable expenses incurred by him in connection with the performance of his duties pursuant to this Agreement, including, but not limited to, travel expenses, expenses in connection with seminars, professional conventions or similar professional functions and other reasonable business expenses.

              (d) AUTOMOBILE. The Corporation shall provide Executive with full use of a luxury automobile (e.g. Cadillac, STS, or motor vehicle of comparable cost), owned or leased by the Corporation, for use in carrying out his duties for the Corporation and otherwise. The Corporation agrees to provide adequate liability and collision insurance for the automobile, protecting the Executive and the Corporation, and to pay all lease, maintenance and operating costs appropriate or necessary to maintain and operate such automobile in prime condition.

              (e) GENERALLY. Executive shall be eligible to participate in such health, dental, welfare and other fringe benefits as are currently available (and as may be made available in the future) to other senior executive-level employees of the Corporation.

              (f) LIFE AND DISABILITY INSURANCE. The Corporation shall provide Executive with, and shall pay when due all premiums on and otherwise keep in force, (1) split-dollar


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life insurance with a face amount of $2.5 million, and (2) disability insurance that provides after-tax benefits to Executive equaling 60% of his Base Salary (determined at the time of disability) per year up to age 65.

              (g) SUPPLEMENTAL RETIREMENT BENEFITS. The Executive shall continue to participate in the Corporation's make-up pension plan and SERP (collectively, the "Retirement Plans"). The Corporation shall immediately take such actions and execute such documents as are necessary to ensure that Executive is provided under the Retirement Plans with (1) additional credit as of the date hereof for five years of service for all purposes under the Retirement Plans, (2) credit for one additional year of service for all purposes under the Retirement Plans (up to a maximum of five years additional deemed service) for each year of actual service after December 31, 1997, and
(3) vesting in and entitlement to receive early retirement benefits. In the event the Corporation is unable to provide any of the foregoing, or any of the benefits provided for in Paragraphs 6(a)(5), 6(b)(5), 6(d)(6), 6(e)(6) or 6(f)(4), through the Retirement Plans, the Corporation shall provide Executive with equivalent (in all material respects) benefits in a form acceptable to Executive.

         6.   TERMINATION OF EMPLOYMENT.

              (a) TERMINATION FOR DISABILITY. If during the Term or any Renewal Term, Executive shall be unable to perform his duties hereunder on account of illness or other incapacity, and such illness or other incapacity shall continue for a period of more than six (6) months in any twelve-month period, the Corporation shall thereafter have the right to terminate Executive's employment prior to conclusion of the Term or Renewal Term, provided that such illness or incapacity remains in effect at the time of termination. In the event of termination of employment under this Paragraph 6(a), all compensation and other benefits accruing after such date of termination pursuant to Paragraphs 4(a), 4(b) and 5(a)-(g) of this Agreement shall terminate on the date of employment termination, and the following payments and benefits instead shall be provided:

                    (1) Incentive Compensation under Paragraph 4(b) with respect to the fiscal year immediately preceding the year in which employment termination occurs shall be paid Executive or his designee if it has not been paid by the time of termination and a pro-rata portion (based on the number of days of employment in the year of termination) of the amount of Incentive Compensation payable with respect to the fiscal year in which employment termination occurs;

                    (2) The Stock Option, and Existing Stock Options and other equity grants immediately shall become fully vested and fully exercisable.

                    (3) Semi-monthly installments of "Current Compensation" (defined as the sum of Executive's then current Base Salary plus the average of the Incentive Compensation he earned for the two consecutive fiscal years immediately preceding the fiscal year in which his employment terminates; provided that his 1997 Incentive Compensation is


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deemed to be $500,000 for this purpose) shall be continued for a period at least one (1) year after termination but not beyond the Term or Renewal Term;

                    (4) Medical, dental and health coverage to the extent provided under Paragraph 5(e) shall be continued (at the Corporation's expense) for a period of one (1) year after termination; and

                    (5) One (1) additional year of credit under the Retirement Plans shall be granted Executive.

              (b) TERMINATION FOR DEATH. In the event of Executive's death during the Term or any Renewal Term, all compensation and other benefits accruing after such date of termination pursuant to Paragraphs 4(a), 4(b) and 5(a)-(g) of this Agreement shall terminate on the date of death, and the following payments and benefits instead shall be provided:

                    (1) Incentive Compensation under Paragraph 4(b) with respect to the fiscal year immediately preceding the year in which death occurs shall be paid Executive's estate if it has not been paid by the time of termination and a pro-rata portion (based on the number of days of employment in the year of termination) of the amount of Incentive Compensation payable with respect to the fiscal year in which employment termination occurs;

                    (2) The Stock Option, Existing Stock Options and other equity grants immediately shall become fully vested and fully exercisable;

                    (3) Semi-monthly installments of Current Compensation shall be paid to Executive's wife or, if deceased, to his estate for a period of one
(1) year after death but not beyond the Term or Renewal Term;

                    (4) Medical, dental and health coverage to the extent provided under Paragraph 5(e) shall be continued (at the Corporation's expense) for Executive's wife and family, if living, for a period equal to one (1) year; and

                    (5) One (1) additional year of service shall be granted Executive for all purposes under the Retirement Plans.

              (c) TERMINATION FOR JUST CAUSE. During the Term or any Renewal Term, the Corporation's Board of Directors shall be entitled to terminate Executive's employment for Just Cause upon written notice to Executive, upon a two-thirds vote of the Directors at a meeting called and held for that purpose and of which the Executive has been given prior notice and at which he has been given an opportunity to participate with counsel of his choice. For the purposes of this Agreement, "Just Cause" shall mean (1) the Executive engages in an intentional act of fraud, embezzlement, theft or other material violation of law involving dishonesty in carrying out his duties under this Agreement, resulting, in any case,


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in material harm to the Corporation, unless the Executive believed in good faith that such conduct was in the bests interests of the Corporation and such conduct in fact did not constitute a felony, (2) conviction of a felony, or (3) any material breach by the Executive of any of his material agreements or covenants with the Corporation set forth in this Agreement that results in material harm to the Corporation and that is not cured by the Executive within 30 days after written notice from the Board of Directors specifying the breach and requesting a cure. Failure to meet performance standards or objectives of the Corporation shall not constitute Just Cause for purposes hereof. In the event of termination of employment under this Paragraph 6(c), all compensation and other benefits accruing after such date of termination pursuant to Paragraphs 4(a), 4(b) and 5(a) -(g) of this Agreement shall terminate on the date of employment termination, and the following payments and benefits instead shall be provided:

                    (1) Incentive Compensation under Paragraph 4(b) with respect to the fiscal year immediately preceding the year in which employment termination occurs shall be paid Executive or his designee if it has not been paid by the time of termination, and Executive shall receive no Incentive Compensation with respect to the year of termination; and

                    (2) Outstanding portions of the Stock Option and the Existing Stock Options which are exercisable at the time of Executive's termination shall be exercisable in accordance with the terms of the applicable Stock Option agreements and Stock Plans.

              (d) TERMINATION WITHOUT JUST CAUSE. During the Term or any Renewal Term, the Corporation shall be entitled to terminate Executive's employment upon written notice to Executive for any reason and without meeting the standards of Just Cause set forth in Paragraph 6(c) above. In the event of termination of employment under this Paragraph 6(d), all compensation and other benefits accruing after such date of termination pursuant to Paragraphs 4(a), 4(b) and 5(a)-(g) of this Agreement shall terminate on the date of employment termination, and the following payments and benefits instead shall be provided:

                    (1) Incentive Compensation under Paragraph 4(b) with respect to the fiscal year immediately preceding the year in which employment termination occurs shall be paid Executive or his designee if it has not been paid by the time of termination;

                    (2) The Stock Option, Existing Stock Options and other equity grants immediately shall become fully vested and fully exercisable;

                    (3) Executive as and for severance pay shall be paid (i) on the date of such termination, three (3) times Executive's Current Compensation, plus (ii) a pro rata portion (based on the number of days of employment in the year of termination) of


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the amount of Incentive Compensation paid or payable with respect to the fiscal year in which employment termination occurs, payable at the time provided by Paragraph 4(b);

                    (4) Medical, dental and health coverage to the extent provided under Paragraph 5(e) shall be continued (at the Corporation's expense) for a period of three (3) years after termination;

                    (5) Life insurance coverage to the extent provided under Paragraph 5(f) shall be continued (at the Corporation's expense) for a period of three (3) years after termination; and

                    (6) Three (3) additional years of service shall be granted Executive for all purposes under the Retirement Plans.

              (e) TERMINATION BY EXECUTIVE FOR GOOD REASON. During the Term or any Renewal Term, the Executive shall be entitled to terminate his employment upon written notice to the Corporation for Good Reason. For purposes of this Paragraph 6(e), "Good Reason" shall mean a reduction in Executive's titles as President, Chief Executive Officer and Chairman of the Board of Directors; a material reduction in Executive's duties or responsibilities hereunder; a Change in Control as defined in Paragraph 7; the relocation of the Corporation's principal executive offices to a location more than 25 miles from Cincinnati, Ohio; or the Corporation's material breach of any of the Corporation's material agreements or covenants set forth in this Agreement, which breach shall not have been remedied or discontinued within 30 days after written notice by Executive specifying such breach to the Corporation. In the event of termination of employment under this Paragraph 6(e), all compensation and other benefits accruing after such date of termination pursuant to Paragraphs 4(a), 4(b) and 5(a) - (g) of this Agreement shall terminate on the date of employment termination, and the following payments and benefits instead shall be provided:

                    (1) Incentive Compensation under Paragraph 4(b) with respect to the fiscal year immediately preceding the year in which employment termination occurs shall be paid Executive or his designee if it has not been paid by the time of termination;

                    (2) The Stock Option, Existing Stock Options and other equity grants immediately shall become fully vested and fully exercisable;

                    (3) Executive as and for severance pay shall be paid (i) on the date of such termination, three (3) times Executive's Current Compensation plus (ii) a pro rata portion (based on the number of days of employment in the year of termination) of the amount of Incentive Compensation paid or payable with respect to the fiscal year in which employment termination occurs, payable at the time provided by Paragraph 4(b);




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                    (4) Medical, dental and health coverage to the extent
provided under Paragraph 5(e) shall be continued (at the Corporation's expense) for a period of three (3) years after termination;

                    (5) Life insurance coverage to the extent provided under Paragraph 5(f) shall be continued (at the Corporation's expense) for a period of three (3) years after termination; and

                    (6) Three (3) additional years of credit under the Retirement Plans under Paragraph 5(g) shall be granted Executive.

              (f) FAILURE TO RENEW EMPLOYMENT AGREEMENT. In the event this Employment Agreement is not renewed in accordance with the terms of Paragraph 2 hereof all compensation and other benefits accruing after such date of termination pursuant to Paragraphs 4(a), 4(b) and 5(a)-(g) of this Agreement shall terminate on the date employment ceases, and the following payments and benefits instead shall be provided:

                    (1) Incentive Compensation under Paragraph 4(b) with respect to the fiscal year in which the notice of non-renewal is given shall be paid Executive or his designee in accordance with the provisions of Paragraph 4(b);

                    (2) The Stock Option, Existing Stock Options and other equity grants immediately shall become fully vested and fully exercisable;

                    (3) In the event the failure to renew is a result of the Corporation giving Executive notice of non-renewal under Paragraph 2, Executive or his designee will be paid an amount equal to semi-monthly installments of Current Compensation (payable two (2) business days after the date employment ceases) and medical, dental and health coverage, to the extent provided under Paragraph 5(e), shall be continued (at the Corporation's expense) for a period of one (1) year after the date employment ceases; and

                    (4) One additional year of service shall be granted Executive for all purposes under the Retirement Plans.

         7.   CHANGE OF CONTROL.

              (a) DEFINITION. A Change in Control as used herein shall be deemed to have occurred if the conditions set forth in any one of the following subparagraphs shall have been satisfied:

                    (1) Any Person is or becomes the beneficial owner ("Beneficial Owner"), as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended from time to time ("Exchange Act"), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's


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then outstanding securities, except that this Paragraph 7(a)(1) shall apply to
Prudential only if it is or becomes the Beneficial Owner of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities; or

                    (2) If any action relating to termination is taken by the Corporation pursuant to the request or direction of any Person who by agreement, whether actual, implied or otherwise, will become a Beneficial Owner with ownership as described in (1) above, or pursuant to the request or direction of any Person who requests or directs such action as a condition to becoming a Beneficial Owner with ownership as described in (1) above, then a Change in Control shall be deemed to have occurred with respect to such action and to have preceded such action; or

                    (3) During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation, to effect a transaction described in clause (1), (4) or
(5) of this definition) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                    (4) The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities prior to such merger or consolidation under an employee benefit plan of the Corporation at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or

                    (5) The stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

         As used in this Paragraph, "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, which held stock of the Corporation prior to the Change in Control, (iii) an


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underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, both immediately before and immediately after the Change of Control event, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

              (b) In the event Executive voluntarily terminates his employment for Good Reason within 60 days following a Change in Control or the Company terminates the Executive's employment pursuant to Paragraph 6(d) or 6(f) within one (1) year following a Change in Control, he shall receive the payments and benefits set forth in Paragraph 6(d), (e), or (f) above, as applicable. In the event that such payments and benefits result in the Executive incurring the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") on "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code (the "Parachute Amount"), the Corporation will pay to Executive an amount (the "Gross Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the excess parachute payment and any federal, state and local taxes (together with penalties and interest) and Excise Tax upon the payment provided for by this Paragraph 7(b), will be equal to the Parachute Amount, subject to the following provisions:

                    (1) For purposes of determining the amount of the Gross Up Payment, Executive will be deemed to pay federal income taxes at the highest marginal rate of federal taxation in the calendar year in which the Gross Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence on the date of Executive's Termination, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

                    (2) The determination of whether the Excise Tax is payable and the amount thereof will be based upon the opinion of tax counsel selected by Executive and approved by the Corporation, which approval will not be unreasonably withheld. The costs of obtaining the opinion of tax counsel shall be borne by the Corporation. If such determination is not finally accepted by the Internal Revenue Service (or state and local taxing authorities), then appropriate adjustments to the Excise Tax will be computed and additional Gross Up Payments will be made in the manner provided by this Paragraph 7(b).

                    (3) The Corporation will pay the estimated amount of the Gross Up Payment in cash to Executive concurrent with Employee's Termination. Executive and the Corporation agree to reasonably cooperate in the determination of the actual amount of the Gross Up Payment. Further, Executive and the Corporation agree to make such adjustments to the estimated amount of the Gross Up Payment as may be necessary to equal the actual amount of the Gross Up Payment, which in the case of Executive will refer to refunds of prior overpayments and in the case of the Corporation will refer to makeup of prior underpayments.

                    (4) The amount of Gross Up Payment paid by the Corporation shall not exceed $5,000,000.






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         8. NONCOMPETITION. The Corporation and Executive agree that the
Corporation's customer contacts and relations are established and maintained at great expense and that Executive by virtue of employment under this Agreement, will have unique and extensive exposure to the Corporation's customers and that he will be able to establish a unique relationship with those customers and the opportunity, both during and after employment, to unfairly compete with the Corporation (which term, for purposes of this Paragraph 8, shall include the Corporation, or any affiliate or subsidiary of the Corporation which provides similar products and services). Therefore, Executive and the Corporation agree as follows:

                  (a) DURING TERM OF EMPLOYMENT. During the Term or any Renewal Term of his employment, Executive agrees that he shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant or in any other capacity participate in, engage in or have an ownership interest in any business that competes with the Corporation's Business. The "Corporation's Business" shall mean the business of the Corporation and its subsidiaries of selling greeting cards and gift wrapping. The ownership of an interest constituting not more than two (2%) percent of the outstanding debt or equity in a corporation the shares of which are traded on a recognized stock exchange or trade in the over-the-counter market, even though that corporation may be a competitor of the Corporation, shall not be deemed financial participation in a competitor.

                  (b) UPON TERMINATION OF EMPLOYMENT. Executive agrees that, for a period of one (1) year after the termination of his employment with the Corporation, he will not, directly or indirectly, individually or as an employee, agent, partner, shareholder, consultant or in any other capacity, canvass, contact, solicit or accept on behalf of himself or any other corporation, any customers of the Corporation, for the purpose of providing services, products or business competitive with those then being provided by the Corporation nor shall Executive during said one (1) year period solicit or otherwise induce any then employee of the Corporation to leave his or her employment with the Corporation.

         9. CONFIDENTIAL INFORMATION. During the Term of this Agreement or any renewal term and at all times subsequent thereto, Executive shall keep secret and shall not exploit or disclose or make accessible to any person or entity, except in furtherance of the business of the Corporation, and except as may be required by law or legal process, any confidential business information of any type relating to the business of the Corporation that was acquired or developed by either the Corporation or any of its subsidiaries or affiliates, or Executive, prior to or during the Term or renewal term. In addition, the term "confidential business information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Executive; or (ii) was available to Executive prior to any employment by the Corporation.

         10. RELIEF. Executive acknowledges that the provisions of Paragraphs 8 and 9 of this Agreement are reasonable and necessary for the protection of the Corporation and that the Corporation will be irreparably damaged if such covenants are not specifically enforced. Accordingly, it is agreed that the Corporation will be entitled to injunctive relief for the


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purpose of restraining Executive from violating such covenants (and no bond or other security shall be required in connection therewith), in addition to any other relief to which the Corporation may be entitled.

         11. SALE, CONSOLIDATION OR MERGER. In the event of a sale of the stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation or entity, or the sale of substantially all of the operating assets of the Corporation to another corporation, entity or individual, the Corporation's successor-in-interest shall be deemed to have assumed all liabilities of the Corporation under this Agreement but the Corporation shall not be relieved of any of its obligations hereunder.

         12. WAIVER. The failure of any party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such terms, covenant or condition.

         13. NOTICES. Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of the Corporation, to its principal business office with a copy to Taft, Stettinius & Hollister, 1800 Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202-2957, Attention: Charles D. Lindberg, Esq., and in the case of Executive, to his address appearing on the records of the Corporation or to such other addresses as he may designate in writing to the Corporation with a copy to Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, Attention: Stephen W. Carr, P.C.

         14. SEVERABILITY. In the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement, the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

         15. AMENDMENT. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

         16. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to Executive's employment by the Corporation and supersedes the Predecessor Employment Agreement (except as provided in Paragraph 4(d) hereinabove).

         17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

         18. BENEFIT. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Corporation, its successors and assigns, and

Executive, his heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of Executive may not be delegated or assigned except as specifically set forth in this Agreement.

         19. ATTORNEYS' FEES. Executive's reasonable attorneys' fees incurred in connection with the negotiation of the terms of this Agreement shall be paid by the Corporation.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day, month and year first above written.

                                       GIBSON GREETINGS, INC.



August 11, 1998                        By:/s/ C. Anthony Wainwright
---------------------                     -------------------------------------
Date                                          Its:
                                                  -----------------------------



August 11, 1998                        /s/ Frank J. O'Connell
---------------------                  ----------------------------------------
Date                                   Frank J. O'Connell

                                   Appendix A
                                   ----------


-------------------------------------------------------------------------------------
     Performance              Performance         Performance
       Measure                  Weight             Targets(1)            Bonus
-------------------------------------------------------------------------------------
1. Increase in operating         50%              Minimum:  5%       50% of Base Pay
   income (2)                                     Target: 10%        75% of Base Pay
                                                  Maximum: 15%       100% of Base
                                                                      Pay
-------------------------------------------------------------------------------------
2. Increase in revenue (2,3)     50%              Minimum:  5%       50% of Base Pay
                                                  Target: 10%        75% of Base Pay
                                                  Maximum: 15%       100% of Base
                                                                      Pay
-------------------------------------------------------------------------------------











------------------------

     1     If the performance falls between the targets shown, the amount of bonus percentage shall be determined by linear interpolation.

     2     Based on increase over the base period. The base period shall be the average of the two fiscal years preceding the year in respect of which performance is being measured. Operating income shall be adjusted for acquisitions, divestitures and other extraordinary items.

     3     No award with respect to a year will be due and payable for an increase in revenue unless the increase in operating income with respect to such a year as compared to the base period shall be at least 5%.